WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


^WPC^^^^I^"o.A8j^7^c^z^^xT^^L^^^@^^_^(^^%r8^^^^:^^l^FK^^^^^^^^^^H^^Z^^^^^^^YdU^
^R:"Z#^^|^#^^^^^q^[^^^`^
